UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 4, 2020
Gates Industrial Corporation plc
(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-38366	98-1395184
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
1144 Fifteenth Street, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)
(303) 744-1911
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value per share	GTES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 4, 2020, Gates Industrial Corporation plc (the “Company”) announced the appointment of Mr. L. Brooks Mallard as Executive Vice President and Chief Financial Officer, effective February 24, 2020. Upon Mr. Mallard’s appointment, Mr. David M. Wisniewski will cease to be the Company’s interim Chief Financial Officer and will continue in his role as the Company’s Chief Accounting Officer.
Mr. Mallard, 53, joins the Company with broad experience in corporate and operational finance. Previously, Mr. Mallard served as the Chief Financial Officer of Henniges Automotive, a global supplier of highly engineered sealing and anti-vibration systems for the automotive market, beginning June 2019. Prior to Henniges Automotive, he served as the Executive Vice President and Chief Financial Officer of Jeld-Wen since November 2014, where he helped take the company from being private equity held, through an initial public offering on the New York Stock Exchange. He also has held senior financial leadership roles with TRW, Cooper Industries, Thomas & Betts, and Briggs & Stratton during his 25-year career. Mr. Mallard earned a Bachelor of Business Administration in Accounting and Master of Business Administration from Georgia Southern University.
Pursuant to the terms of the offer letter between the Company and Mr. Mallard, Mr. Mallard’s annual base salary will be $550,000 and he will receive a signing bonus of $100,000 upon his start, repayable should he voluntarily leave the Company within one year of his start date. Mr. Mallard will be eligible to participate in the Company’s annual incentive plan with a target bonus of 100% of his base salary. Additionally, Mr. Mallard will be eligible to participate in the Company’s long-term equity incentive plan and will receive a grant on his start date valued at 190% of his base salary, comprised of 33% time-based restricted stock units, 33% non-qualified stock options and 34% performance-based stock units, pursuant to the terms of the applicable award agreements. The time-based restricted stock units and non-qualified stock options will vest in three substantially equal installments on the first, second and third anniversary of the grant date and the performance based restricted stock units will be subject to three year cliff vesting upon performance attainment. In addition, Mr. Mallard will be eligible to participate in other benefits similar to those available to other Company executives.

Item 7.01 Regulation FD Disclosure.
On February 4, 2020, the Company issued a press release announcing the appointment of Mr. Mallard as the Company’s Chief Financial Officer. A copy of this press release is furnished as Exhibit 99.1 hereto. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.
Exhibits

Exhibit No.	Description
99.1	Press release dated February 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATES INDUSTRIAL CORPORATION PLC (Registrant)
By:	/s/ Jamey S. Seely
	Name:	Jamey S. Seely
	Title:	Executive Vice President, General Counsel and Corporate Secretary
Date: February 4, 2020